UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015 (December 7, 2015)

 CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

11 W. 42nd Street
New York, New York 10036

(Address of registrant’s principal executive office)

Registrant's telephone number, including area code:   (212) 461-5200

Not Applicable

_________________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2015, CIT Group Inc. (“CIT” or the “Company) announced that, in connection with a reorganization of management, Joseph Otting, Co-President of CIT and President and Chief Executive Officer of CIT Bank, N.A., (“CIT Bank”), Nelson Chai, Co-President of CIT and Vice Chairman of CIT Bank, and Lisa Polsky, Executive Vice President and Chief Risk Officer of CIT, will cease to be officers of the Company, effective immediately. Pursuant to the terms of Mr. Otting’s Retention Letter Agreement with the Company, dated July 21, 2014, which was attached as Exhibit 10.3 to Form 8-K filed July 25, 2014, Mr. Otting will be entitled to certain compensation and vesting of equity grants in connection with the termination of his services. Pursuant to the terms of Mr. Chai’s Retention Letter Agreement with the Company, dated July 21, 2014, which was attached as Exhibit 10.4 to Form 8-K filed July 25, 2014, and the attached form of equity award, Mr. Chai will be entitled to vesting of equity grants in connection with the termination of his services. Mr. Chai and Ms. Polsky will be entitled to benefits under the CIT Employee Severance Plan.

The Company estimates that it will take a restructuring charge of approximately $60 million, most of which will be recorded during the fourth quarter of 2015, for the above actions and certain other organizational changes.

On December 8, 2015, CIT announced that the Board of Directors (the “Board”) appointed Ellen R. Alemany as Chief Executive Officer and President of CIT Bank, effective immediately. Previously, Ms. Alemany was appointed as Vice Chairman of CIT on October 19, 2015 and was designated by the Board to succeed John A. Thain as Chief Executive Officer of the Company and Chairman of the Board of Directors of CIT Bank, N.A., effective April 1, 2016.

The Board also appointed Robert C. Rowe (54) as Chief Risk Officer of CIT and CIT Bank. Mr. Rowe has served as Executive Vice President and Chief Credit Officer of CIT since June 2, 2010. Prior to CIT, Mr. Rowe served as Senior Credit Officer – Commercial Banking of FirstMerit Bank from September 2009 to May 2010. He previously served as Chief Credit Officer of National City Bank, after serving in various roles of increasing responsibility in their Corporate Banking and Credit departments from 1990 to September 2009. Before National City, he served as Account Officer and Assistant Treasurer at Irving Trust (now Bank of New York Mellon). He received his Bachelor of Arts in Economics from Boston College and Masters in Business Administration from Indiana University.

The Board approved an amendment to existing, unvested equity award agreements under the Company’s Long-Term Incentive Plan to change the definition of retirement. Under the existing definition, “retirement” is defined as an employee electing to retire upon attaining age 55 with at least 11 years of service to the Company or age 65 with at least 5 years of service to the Company. The existing, unvested award agreements will be amended to expand the definition of retirement eligibility to include employees attaining age 60 with at least 6 years of service to the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Robert J. Ingato
Robert J. Ingato
Executive Vice President,
General Counsel & Secretary

Dated: December 8, 2015